Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (as amended from time to time, this “Agreement”) is dated as of September 3, 2013, and is between Eastman Kodak Company, a New Jersey corporation (the “Company”), and the stockholders listed on Schedule 1 hereto (collectively, the “Stockholders” and, each individually, a “Stockholder”). References to Stockholders also include transferees to whom a Stockholder transfers Registrable Securities and related rights under this Agreement in accordance with Section 6.1. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan (as defined below).

INTRODUCTION

On the date hereof, the Company issued shares of common stock, par value $0.01 per share (the “Common Stock”), pursuant to, and upon the terms set forth in, the Joint Plan of Reorganization of the Company and certain of its debtor affiliates under Title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (including the Plan Supplement and all other exhibits and schedules thereto, as amended, modified or supplemented, the “Plan”), confirmed by order dated August 23, 2013 of the United States Bankruptcy Court for the Southern District of New York.

In accordance with the Plan, the Company agrees for the benefit of the Stockholders as follows:

ARTICLE I

DEFINITIONS

In this Agreement:

Exchange Act means the Securities Exchange Act of 1934.

Initial Eligible Holder(s) means, as of any time, one or more Stockholders holding an amount of Registrable Securities representing, as of such time, at least 10% of the shares of Common Stock outstanding as of the date hereof.

Initial Large Eligible Holder(s) means, as of any time, one or more Stockholders holding an amount of Registrable Securities representing, as of such time, at least 25% of the shares of Common Stock outstanding as of the date hereof.

Registrable Securities mean any shares of Common Stock held by the Stockholders (i) issued on the date hereof, (ii) issued upon exercise of any warrants issued pursuant to, and in accordance with, the Plan, (iii) which are contemplated by and to be distributed pursuant to the Plan or are acquired by an affiliate of the Company within twelve months of the date hereof, and are not otherwise eligible for resale without an exemption under Section 4(a)(1) of the Securities Act, or (iv) any other securities issued or issuable with respect to any of the shares described in clauses (i), (ii) and (iii) above in connection with a stock dividend, stock split or distribution, combination of shares, or in connection with a merger, consolidation, reclassification, recapitalization, reorganization or other similar transaction; provided, that any such securities shall cease to constitute “Registrable Securities” upon the earliest to occur of: (A) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (B) the date on which such securities become eligible for sale under Rule 144 (or any successor rule then in effect) promulgated under the Securities Act, without restriction thereunder and restrictive legends have been removed from all certificates representing the applicable Registrable Securities; and (C) the date on which such securities cease to be outstanding.

SEC means the U.S. Securities and Exchange Commission.

Securities Act means the Securities Act of 1933.

WKSI means a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act.

ARTICLE II

DEMAND AND PIGGYBACK RIGHTS

2.1 Right to Demand Initial Registration.

(a) Upon the demand of (i) one or more Initial Large Eligible Holders made at any time after the earlier of (A) the filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2013 and (B) June 30, 2014 or (ii) if the demand registration pursuant to the immediately preceding clause (i) has not been consummated by the Company prior to the second anniversary of the date hereof, one or more Initial Eligible Holders, the Company will, subject to Sections 2.1(b), 2.1(c) and 2.7(b), facilitate in the manner described in this Agreement a registered offering of the Registrable Securities requested by the demanding Initial Large Eligible Holder(s) or Initial Eligible Holder(s), as applicable, to be included in such registered offering (any such effectuated registered offering described in this Section 2.1(a), the “Initial Registration”).

(b) A demand by the Initial Large Eligible Holder(s) or the Initial Eligible Holder(s), as applicable, for a non-shelf registered offering pursuant to Section 2.1(a) may not be made, unless the Registrable Securities requested to be sold by such Initial Large Eligible Holder(s) or the Initial Eligible Holder(s), as applicable, in such non-shelf registered offering have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $75 million.

(c) The Initial Registration pursuant to Section 2.1(a) may, at the Company’s option, include Common Stock to be sold by the Company for its own account and will also include Registrable Securities to be sold by Stockholders that exercise their related piggyback rights on a timely basis.

2.2 Right to Demand Subsequent Non-Shelf Registered Offerings.

(a) Subject to Sections 2.2(b), 2.2(c), 2.7 and 6.5, upon the demand of one or more Stockholders holding an amount of Registrable Securities representing at least 10% of the then outstanding shares of Common Stock made at any time and from time to time following the Initial Registration, if at the time of the demand the Company is not eligible to utilize Form S-3 or a successor form to sell Common Stock in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act, the Company will facilitate in the manner described in this Agreement a non-shelf registered offering of the Registrable Securities requested by the demanding Stockholder(s) to be included in such offering.

(b) A demand by the Stockholder(s) for a non-shelf registered offering pursuant to Section 2.2(a) may not be made (i) more than four times in the aggregate, subject to Section 2.7(c), and (ii) unless the Registrable Securities requested to be sold by the demanding Stockholders in such non-shelf registered offering have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $75 million; provided that the limitation included in clause (ii) shall not apply to open market sales to brokers or similar transactions that are not underwritten offerings.

(c) Any demanded non-shelf registered offering pursuant to Section 2.2(a) may, at the Company’s option, include Common Stock to be sold by the Company for its own account and will also include Registrable Securities to be sold by Stockholders that exercise their related piggyback rights on a timely basis.

2.3 Right to Piggyback on Non-Shelf Registered Offering. In connection with any registered offering of Common Stock covered by a non-shelf registration statement (whether pursuant to the exercise of a demand right or at the initiative of the Company), the Stockholders may exercise piggyback rights to have included in such offering Registrable Securities held by them. The Company will facilitate in the manner described in this Agreement the exercise of any such piggyback rights.

2.4 Right to Demand and Be Included in a Shelf Registration. Subject to Sections 2.7 and 6.5, upon the demand of one or more Stockholders holding an amount of Registrable Securities representing at least 10% of the then outstanding shares of Common Stock made at any time and from time to time after the Initial Registration, if the Company is then eligible to utilize Form S-3 or a successor form to sell Common Stock in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act, the Company will facilitate in the manner described in this Agreement a shelf registration of Registrable Securities held by the Stockholders. Any shelf registration filed by the Company covering Common Stock (whether pursuant to the exercise of a demand right or at the initiative of the Company) will cover Registrable Securities requested to be included by each of the Stockholders (regardless of whether they demanded the filing of such shelf registration or not) up to the total amount of their respective holdings or, if such shelf registration was made at the initiative of the Company, as may be agreed upon by the Stockholder(s) holding the majority of Registrable Securities requested to be included in such shelf registration or, if such shelf registration was demanded by Stockholders pursuant to this Section 2.4, as may be agreed upon by such demanding Stockholder(s). If at the time of such request the Company is a WKSI, such shelf registration would, at the request of the Stockholder(s) demanding such shelf registration, cover an unspecified amount of Common Stock to be sold by the Company and the Stockholders.

2.5 Demand and Piggyback Rights for Shelf Takedowns.

(a) Subject to Sections 2.5(b), 2.7 and 6.5, upon the demand of one or more Stockholders holding an amount of Registrable Securities representing at least 10% of the then outstanding shares of Common Stock made at any time and from time to time after the Initial Registration, the Company will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of an effective shelf registration statement; provided that Stockholders may not make such demand (i) more than four times in the aggregate, subject to Section 2.7(c), and (ii) unless the Registrable Securities requested to be sold by the demanding Stockholders in such takedown have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $75 million; provided, further, that the limitation included in clause (ii) of the immediately preceding proviso shall not apply to open market sales to brokers or similar transactions that are not underwritten offerings.

(b) In connection with any underwritten shelf takedown (whether pursuant to the exercise of a demand right or at the initiative of the Company), the Stockholders may exercise piggyback rights to have included in such takedown Registrable Securities held by them that are registered on such shelf registration statement. The Company will facilitate in the manner described in this Agreement the exercise of any such piggyback rights.

2.6 Right to Reload a Shelf. Beginning on the second anniversary of the date hereof, upon the written request of a Stockholder, the Company will file and seek the effectiveness of a post-effective amendment to an existing shelf registration statement in order to register up to a number of Registrable Securities equal to the sum of (i) the number of Registrable Securities not previously taken down off of such shelf registration statement by such Stockholder and not yet “reloaded” onto such shelf registration statement, and (ii) the number of Registrable Securities that such Stockholder was previously eligible to include in such shelf registration statement but which were not so included; provided that the Company shall not be required to file or seek the effectiveness of such a post-effective amendment more than once in any one-year period; provided further that when the Company effects a Stockholder’s request to “reload”, it shall notify the other Stockholders and provide such other Stockholders with a reasonable opportunity to include additional Registrable Securities in such “reload” amendment. The Stockholders and the Company will consult and coordinate with each other in order to accomplish such replenishments in a reasonable manner.

2.7 Limitations on Demand and Piggyback Rights.

(a) Any demand for the filing of a registration statement or for a registered offering or takedown will be subject to the constraints of any applicable lockup arrangements (whether relating to an offering demanded by Stockholders or initiated by the Company), and such demand must be deferred until such lockup arrangements no longer apply. If a demand has been made for a non-shelf registered offering or for a shelf takedown (or if the Company is pursuing a registered offering subject to piggyback rights), no further demands may be made so long as such offering is still being pursued. After a non-shelf registered offering or a shelf takedown demanded by a Stockholder (or a Piggyback Offering), no Stockholder may make a demand for a non-shelf registered offering or shelf takedown prior to the expiration of the lockup applicable to such prior demanded offering (or Piggyback Offering, as applicable) or, in any event, for 60 days after the completion of such demanded offering (or Piggyback Offering, as applicable). A “Piggyback Offering” means a registered offering initiated by the Company in which the Stockholders exercised their piggyback rights hereunder and were able to include at least 80% of the amount of Registrable Securities requested to be included therein. Notwithstanding anything in this Agreement to the contrary, the Stockholders will not have piggyback or other registration rights with respect to registered primary offerings by the Company (i) covered by a Form S-8 registration statement or a successor form applicable to employee benefit-related offers and sales, (ii) where the Common Stock is not being sold solely for cash or (iii) where the offering is a bona fide offering of securities other than Common Stock, even if such securities are convertible into or exchangeable or exercisable for Common Stock. Notwithstanding any other provision of this Agreement, the Stockholders shall not have any right to demand a non-shelf registration statement with regard to any securities already registered under a shelf registration.

(b) The Company may postpone the filing or effectiveness of a demanded registration statement (or amendment or supplement thereto) or suspend the use or effectiveness of any shelf registration statement (and in each case suspend any other related action otherwise contemplated hereunder) for a reasonable “blackout period” if the board of directors of the Company determines in good faith that the demanded registration or the sale by a Stockholder of Registrable Securities under such shelf registration statement at such time (i) would adversely affect a pending or proposed significant corporate event, proposed financing or negotiations, discussions or pending proposals with respect thereto or (ii) would require the disclosure of material non-public information the disclosure of which at such time would, in the good faith judgment of the board of directors of the Company, be materially adverse to the interests of the Company; provided that the filing or effectiveness of a demanded registration statement (or amendment or supplement thereto) by the Company may not be postponed and the use or effectiveness of any shelf registration statement may not be suspended (A) in the case of clause (i) above, for more than ten days after the abandonment or consummation of any of the pending or proposed significant corporate event, proposed financing or the negotiations, discussions or pending proposals with respect thereto; (B) in the case of clause (ii) above, until the earlier to occur of the filing by the Company of its next succeeding Form 10-K or Form 10-Q or the date upon which such information is otherwise publicly disclosed by the Company; or (C) in any event, in the case of either clause (i) or (ii) above, for more than 90 days after the date of the determination of the board of directors of the Company; provided that the Company may not postpone the filing or effectiveness of a demanded registration statement (or amendment or supplement thereto) or suspend the use or effectiveness of any shelf registration statement for more than an aggregate of 90 days in any 365-day period. In addition to the foregoing, the Company shall have the right to suspend any Stockholder’s ability to use a prospectus in connection with non-underwritten sales off of a shelf registration statement during each of its regular quarterly blackout periods applicable to directors and senior officers under the Company’s policies in existence from time to time. The Company shall not be required to effectuate an underwritten offering (during such a regular quarterly blackout period or otherwise) to the extent the Company reasonably concludes, after consultation in good faith with the relevant Stockholders, that the Company cannot provide adequate, timely disclosure or satisfy other underwriting conditions in connection with such offering without undue burden.

(c) Notwithstanding any other provision of this Agreement, the Stockholders shall not have the right to demand more than five non-shelf registered offerings and shelf takedowns, in the aggregate, pursuant to Sections 2.1(a), 2.2(a) and 2.5(a) of this Agreement; provided that a non-shelf registration shall not count as a demand under this Agreement unless (i) the non-shelf registration statement has been abandoned or withdrawn by the demanding Stockholder(s) and such Stockholder(s) do not reimburse the Company for all reasonable out-of-pocket expenses incurred by the Company in connection with such non-shelf registration statement or (ii) both (x) the non-shelf registration statement has become effective and (y) such effective non-shelf registration statement includes at least 80% of the Registrable Securities requested to be included by the demanding Stockholder(s) (or any lesser percentage of such Registrable Securities, if the demanding Stockholder(s) elect to proceed with such offering; provided that, notwithstanding clause (i) above, if the demanding Stockholder(s) elect not to proceed with such offering for a lesser percentage of such Registrable Securities, such offering shall not count as a demand under this Agreement).

2.8 Maintain Effectiveness of Shelf Registration. Subject to the other provisions of this Agreement, the Company shall use reasonable best efforts to maintain the effectiveness of any shelf registration statement requested pursuant to Section 2.4 continuously until the earliest to occur of (x) the three-year anniversary of the date of the most recent effective date of such shelf registration statement, (y) the day after the date on which all of the Registrable Securities covered by such shelf registration statement have been sold pursuant thereto and (z) the first date on which there shall cease to be any Registrable Securities covered by such shelf registration statement (or which could be covered upon exercise of the “re-load rights” described in Section 2.6) outstanding.

ARTICLE III

NOTICES, CUTBACKS AND OTHER MATTERS

3.1 Notifications Regarding Registration Statements. Prior to exercising demand rights for a registration statement, the Stockholders will consult with each other in this regard. In order for one or more Stockholders to exercise their right to demand that a registration statement be filed, such Stockholders must so notify the Company in writing indicating the number of Registrable Securities sought to be registered and the proposed plan of distribution. If any Stockholders are entitled hereunder to piggyback rights with respect to a non-shelf registration statement or to request to have Registrable Securities included in a shelf registration statement, the Company will provide such Stockholders (or their representatives) with such notice as is necessary to provide such Stockholders with a reasonable opportunity to exercise such piggyback or inclusion rights. Pending any required public disclosure by the Company and subject to applicable legal requirements, the parties will maintain the confidentiality of all notices and other communications regarding any registration statement.

3.2 Notifications Regarding Registration Piggyback Rights or Inclusion in Shelf Registration. Any Stockholder wishing to exercise its piggyback rights with respect to a non-shelf registration statement or to include Registrable Securities in a shelf registration must notify the Company and the other Stockholders of the number of Registrable Securities it seeks to have included in such registration statement. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the third trading day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. Pending any required public disclosure by the Company and subject to applicable legal requirements, the parties will maintain the confidentiality of all notices and other communications regarding any piggyback registration or shelf registration.

3.3 Notifications Regarding Demanded Underwritten Takedowns.

(a) Prior to exercising their demand rights for an underwritten takedown of Registrable Securities off of a shelf registration statement, the Stockholders will consult with each other in this regard. The Company will keep the Stockholders (or their representatives) apprised of all pertinent aspects of any underwritten shelf takedown as is necessary to provide such Stockholders with a reasonable opportunity to exercise their related piggyback rights. Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Stockholders be notified by the Company of an anticipated underwritten takedown (whether pursuant to a demand made by other Stockholders or made at the Company’s own initiative) no later than 5:00 pm, New York City time, on the fourth trading day prior to (i) if applicable, the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in any case, the date on which the pricing of the relevant takedown occurs.

(b) Any Stockholder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company and the other Stockholders of the number of Registrable Securities it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the third trading day prior to (i) if applicable, the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant takedown occurs.

(c) Pending any required public disclosure by the Company and subject to applicable legal requirements, the parties will maintain the confidentiality of all notices and other communications regarding a prospective underwritten takedown.

3.4 Plan of Distribution, Underwriters and Counsel. If a majority of the shares of Common Stock proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown is being sold by the Company for its own account, the Company will be entitled to determine the plan of distribution and select the managing underwriters for such offering. Otherwise, Stockholders holding a majority of the Registrable Securities requested to be included in such offering will be entitled to determine the plan of distribution and select the managing underwriters, in each case subject to the consent of the Company (not to be unreasonably withheld), and such majority will also be entitled to select counsel for the selling Stockholders (which may be the same as counsel for the Company). Notwithstanding any other provision of this Agreement, the Company shall not be required to register any securities other than Common Stock or provide registration rights to anyone other than a Stockholder.

3.5 Cutbacks. If a non-shelf registration or shelf takedown involves an underwritten offering and the managing underwriters advise the Company and the selling Stockholders that, in their opinion, the number of Registrable Securities requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, such offering will include only the number of Registrable Securities that the managing underwriters advise can be sold in such offering. If the Company has initiated the offering to sell Common Stock for its own account, the Company will have priority and, to the extent of any remaining capacity, the selling Stockholders will be subject to cutback pro rata based on the number of Registrable Securities initially requested by them to be included in such offering. If such non-shelf registration or shelf takedown is requested by one or more Stockholders, the Company shall include in such offering (i) first, all Registrable Securities requested to be registered or sold by the selling Stockholders, subject to a cutback pro rata based on the number of Registrable Securities initially requested by them to be included in such offering, without regard to which Stockholders demanded such offering, (ii) second, to the extent of any remaining capacity after giving effect to clause (i), the amount of Common Stock proposed to be sold by the Company for its own account, and (iii) third, to the extent of any remaining capacity after giving effect to clauses (i) and (ii), the amount of securities proposed to be sold by any other person selected by the Company.

3.6 Withdrawals. Even if Registrable Securities held by a Stockholder have been part of a registered underwritten offering, such Stockholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Securities being offered for its account; provided that if such registered underwritten offering has been made at the demand of any Stockholder(s) pursuant to Section 2.1(a), 2.2(a) or 2.5(a) of this Agreement and the Stockholder(s) who made the demand for such registered underwritten offering decline to sell, in whole or in part, the Registrable Securities being offered for their account, then, subject to the proviso in Section 2.7(c), the demand for such registered underwritten offering shall count as a demand for purposes of Section 2.7(c) of this Agreement unless such Stockholder(s) reimburse(s) the Company for all reasonable out-of-pocket expenses incurred by the Company in connection with such registered underwritten offering.

3.7 Lockups. In connection with any underwritten offering of Common Stock (whether demanded by any Stockholders or initiated by the Company), the Company and each Stockholder will agree (in the case of the Company, with respect to the Common Stock and any rights related thereto, in the case of the Stockholders, with respect to Registrable Securities respectively held by them and any rights related thereto) to be bound by the underwriting agreement’s lockup restrictions (which must apply in like manner to all of them) that are agreed to (a) by the Company, if a majority of the Common Stock being sold in such offering is being sold for its account, and (b) by Stockholders holding a majority of Registrable Securities being sold by all Stockholders, if a majority of the Registrable Securities being sold in such offering are being sold by Stockholders.

3.8 Expenses. All expenses incurred in connection with any registration statement or registered offering covering Registrable Securities held by Stockholders, including, without limitation, all registration and filing fees, printing expenses, the fees and expenses of the independent certified public accountants, the expense of qualifying such Registrable Securities under state blue sky laws, and, subject to the consent of the Company (not to be unreasonably withheld), reasonable fees and expenses of one firm of attorneys selected by Stockholders holding a majority of Registrable Securities covered by such registration statement or included in such registered offering, will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to Registrable Securities sold for the account of Stockholders (and any taxes related thereto) will be borne by such Stockholders pro rata based on the number of Registrable Securities sold by them. Without limiting the foregoing, nothing in this Agreement shall obligate the Company to pay expenses (including fees and expenses of counsel) of underwriters.

ARTICLE IV

FACILITATING REGISTRATIONS AND OFFERINGS

4.1 General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Registrable Securities on behalf of the Stockholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of securities for its own account, but in any event will use no less than commercially reasonable efforts to facilitate any such registration and offering of Registrable Securities on behalf of the Stockholders. Pursuant to and without limiting this general obligation, the Company will fulfill the obligations described in this Article IV.

4.2 Registration Statements. In connection with each registration statement that is demanded by Stockholders or as to which piggyback rights otherwise apply, the Company will:

(a) (i) prepare and file with the SEC a registration statement covering the applicable Registrable Securities, (ii) file amendments thereto as warranted, (iii) seek the effectiveness thereof, and (iv) file with the SEC such prospectuses and prospectus supplements as may be required, all in consultation with the demanding Stockholders (or their representatives) and as reasonably necessary in order to permit the offer and sale of such Registrable Securities in accordance with the applicable plan of distribution;

(b) (1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, any amendment or supplement to a prospectus or any issuer free writing prospectus covering Registrable Securities, provide copies of such documents to the demanding Stockholders (or their representatives) and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the demanding Stockholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the demanding Stockholders or any underwriter available for discussion of such documents;

(2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus covering Registrable Securities, provide copies of such document to counsel for the demanding Stockholders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such demanding Stockholders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(c) use its commercially reasonable efforts to cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Registrable Securities (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) notify each selling Stockholder promptly, and, if requested by such Stockholder, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that each selling Stockholder, upon receiving written notice of an event described in clauses (ii) to (iv) of this Section 4.2(d), shall discontinue (and direct any other person making offers and sales of Registrable Securities on its behalf to discontinue) offers and sales of Registrable Securities pursuant to any registration statement (other than those pursuant to a plan in effect prior to such event and that complies with Rule 10b5-1 under the Exchange Act) until it is advised in writing by the Company that the use of the applicable prospectus may be resumed and is furnished with an amended or supplemented prospectus;

(e) furnish counsel for each underwriter, if any, and for the Stockholders with copies of any written correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(f) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(g) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time.

4.3 Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by Stockholders or as to which piggyback rights otherwise apply, the Company will:

(a) cooperate with the selling Stockholders and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof, and registered in such names as the selling Stockholders or the sole underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may reasonably request at least five days prior to any sale of such Registrable Securities;

(b) furnish to each Stockholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the public sale of the Registrable Securities, subject to the other provisions of this Agreement; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Stockholder and underwriter in connection with the offering and sale of the Registrable Securities covered by the prospectus or the preliminary prospectus;

(c) (i) use its commercially reasonable efforts to register or qualify the Registrable Securities being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Stockholder holding Registrable Securities covered by a registration statement, shall reasonably request; (ii) use reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and/or Stockholder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Stockholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to subject itself to taxation in any such jurisdiction, or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

(d) use its commercially reasonable efforts to cause all Registrable Securities being sold to be qualified for inclusion in or listed on The New York Stock Exchange or any securities exchange on which Registrable Securities issued by the Company are then so qualified or listed if so requested by the demanding Stockholders or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(e) cooperate and assist in any filings required to be made with The New York Stock Exchange or other securities exchange and, solely with regard to a registered non-shelf offering or an underwritten shelf takedown, in the performance of any reasonable due diligence investigation by the underwriters;

(f) solely with regard to a registered non-shelf offering or an underwritten shelf takedown, use its commercially reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be reasonably requested by the demanding Stockholders or the lead managing underwriter;

(g) solely with regard to a registered non-shelf offering or an underwritten shelf takedown, enter into underwriting agreements in customary form, including provisions with respect to indemnification and contribution in customary form) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

1. make such representations and warranties to the selling Stockholders and the underwriters in such form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

2. obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter) addressed to the underwriters and, if reasonably obtainable, each selling Stockholder covering the matters customarily covered in opinions delivered in similar underwritten offerings; and

3. obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the underwriters, and, if reasonably obtainable, the selling Stockholders, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with similar underwritten offerings; and

(h) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Stockholders providing for, among other things, the appointment of such representative as agent for the selling Stockholders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; provided that the Company shall not be required to enter into any such agreements unless they are in substantially the same form as shall be reasonably agreed upon, prior to the effectiveness of the initial shelf registration statement filed pursuant to Section 2.4, by the Company and demanding Stockholder(s).

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

4.4 Due Diligence. In connection with each registration and offering of Registrable Securities to be sold by Stockholders, the Company will, in accordance with customary practice, make reasonably available for inspection by representatives of the Stockholders and underwriters and any counsel or accountant retained by such Stockholder or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise. Such access to information, documents, personnel and other matters shall be provided to such participants, at such times and in such manner as are customary for offerings of the relevant type and as do not unreasonably burden the Company or unreasonably interfere with its operations. All information, documents and other matters provided or made accessible by the Company in connection with a registered offering hereunder shall be kept confidential pending any public disclosure thereof by the Company and subject to applicable legal requirements.

4.5 Information from Stockholders. Each Stockholder that holds Registrable Securities covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement, the ownership of Registrable Securities by such Stockholder and the proposed distribution by such Stockholder of such Registrable Securities as the Company may from time to time reasonably request in writing. Each selling Stockholder participating in a registered offering hereunder shall do so on the terms and conditions applicable to such offering and the applicable plan of distribution; provided that no such selling Stockholder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such selling Stockholder and such selling Stockholder’s Registrable Securities. Notwithstanding any other provision of this Agreement, the Company shall not be required to file a registration statement or include Registrable Securities therein unless it has received from the Stockholders, within a reasonable period of time prior to the anticipated filing date of such registration statement, all requested information required to be included in the registration statement.

ARTICLE V

INDEMNIFICATION

5.1 Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Registrable Securities held by Stockholders, the Company will indemnify and hold harmless such Stockholders and their respective officers, directors and affiliates, and each underwriter of such securities and each other person, if any, who controls such Stockholders or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which such Stockholders and their respective officers, directors or affiliates, or such underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (i) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse such Stockholders and their respective officers, directors and affiliates and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to a Stockholder or its respective officers, directors and affiliates or an underwriter or any other person who controls such Stockholder or such underwriter in any such case if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such amendment or supplement or such prospectus, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Stockholder or such underwriter specifically for use in the preparation thereof.

5.2 Indemnification by Stockholders. Each Stockholder severally (and not jointly) will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1) the Company, each director of the Company, each officer of the Company who shall sign the registration statement, and any person who controls the Company within the meaning of the Securities Act, with respect to any statement or omission from such registration statement, any preliminary or other prospectus, or any amendment or supplement thereto, if and to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Stockholder specifically for use in the preparation of such registration statement, prospectus or amendment or supplement; provided, however, that the total amount to be indemnified by such Stockholder pursuant to this Section 5.2 shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Stockholder in the offering to which such registration statement relates; provided, further, that a Stockholder shall not be liable in any case to the extent that prior to the filing of any such registration statement, prospectus or any amendment thereof or supplement thereto, such Stockholder has furnished in writing to the Company information expressly for use in, and within a reasonable period of time prior to the effectiveness of, such registration statement, prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided by such Stockholder to the Company.

5.3 Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding Sections of this Article V, the indemnified party will, if a resulting claim is to be made or may be made against an indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article V, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel for each jurisdiction, if necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for all indemnified parties with regard to all claims arising out of similar circumstances; and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

5.4 Contribution. If the indemnification required by this Article V from the indemnifying party is unavailable to or insufficient to indemnify and hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses as required by this Article V, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.4. For purposes of this Section 5.4, each person who controls any Stockholder or any underwriter thereof within the meaning of either the Securities Act or the Exchange Act and each officer, director and affiliate of any such Stockholder shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5.4.

Notwithstanding the provisions of this Section 5.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.

ARTICLE VI

OTHER AGREEMENTS

6.1 Transfer of Rights.

(a) Any Stockholder may transfer its rights under this Agreement (in whole but not in part) with respect to any Registrable Securities held by such Stockholder to any transferee of such Registrable Securities; provided that such transfer of Registrable Securities is made in accordance with the registration requirements of the Securities Act and of any applicable state securities law, Section 6.19 (Share Legend) of the Backstop Commitment Agreement, the Warrant Agreement and any applicable provisions of the Certificate of Incorporation of the Company; provided further that the Company may reasonably request opinions, certificates or other evidence of compliance therewith before effecting any such transfer. Subject to the foregoing, upon any such transfer of Registrable Securities, the transferring Stockholder shall cease to have any rights hereunder, and the transferee shall be considered a Stockholder for purposes hereof, with regard to such Registrable Securities. Any such transfer of registration rights will be effective upon receipt by the Company of (i) written notice from such Stockholder stating the name and address of any transferee and identifying the number of Registrable Securities with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred, and (ii) a written agreement from the transferee of such Registrable Securities to be bound by the terms of this Agreement. However, if such transferees are receiving Registrable Securities from a Stockholder that complies with the transfer provisions referenced above through an in-kind distribution with an ability to resell Registrable Securities off of a shelf registration statement, no such written agreement is required, and such in-kind transferees will, as transferee Stockholders, be entitled as third party beneficiaries to the rights under this Agreement so transferred. In that regard, in-kind transferees will not be given demand or piggyback rights; rather, their means of registered resale will, subject to Section 2.7(b), be limited to sales off of a shelf registration statement with respect to which no special actions are required by the Company or the other Stockholders. The Company and the transferring Stockholder will notify the other Stockholders as to the identity of the transferees and the nature of the rights so transferred.

(b) In the event the Company engages in a merger or consolidation in which the Registrable Securities are converted into securities of another company, or if there are any changes in the Common Stock by way of share split, stock dividend, combination or reclassification, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Stockholders by the issuer of such securities. To the extent any new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will, unless Stockholders then holding a majority of the Registrable Securities otherwise agree, use commercially reasonable efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement.

6.2 Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, so as to enable such Stockholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the SEC. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

6.3 In-Kind Distributions. If any Stockholder seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, the Company will, subject to applicable lockups and transfer restrictions, cooperate with such Stockholder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Stockholder.

6.4 Exchange Act Registration. Immediately following the date hereof, the Company shall cause the Common Stock to be registered under Section 12(g) of the Exchange Act.

6.5 Termination of Registration Rights. This Agreement, including, without limitation, the Company’s obligations under Sections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 hereof, to register Registrable Securities for sale under the Securities Act shall terminate on the earliest to occur of (i) the first date on which Registrable Securities having an aggregate market value (based on the closing price of the Common Stock at the time of determination) of at least $25 million are no longer outstanding, (ii) the first date on which all outstanding Registrable

Securities are eligible for sale under Rule 144 and restrictive legends have been removed from all certificates representing the applicable Registrable Securities, and (iii) the fifth anniversary of the Initial Registration. Notwithstanding any termination of this Agreement pursuant to this Section 6.5, the parties’ rights and obligations under Section 3.8, Article V and Section 6.6 hereof shall continue in full force and effect in accordance with their respective terms.

6.6 Board Observer.

(a) Each of the GSO Group, the BlueMountain Group, Karfunkel, the United Equities Group and the Contrarian Group (each such term as defined below and each an “Investor Group”) shall have the right, for so long as it holds Registrable Securities representing at least 10.0% of the Common Stock issued and outstanding on the date hereof and subject to the limitations set forth in this Section 6.6 and applicable laws and regulations (including the listing standards of a national securities exchange), to designate, by written notice to the Company, one individual employee of such Investor Group (a “Board Observer”) to attend all meetings of the Company’s board of directors prior to the first anniversary of the Effective Date (as defined in the Plan) in a nonvoting, non-participating observer capacity, provided that the Company shall not be required to allow any Board Observer to attend any executive session of the board of directors of the Company or meeting of any committee thereof. Unless otherwise requested by such Investor Group, the Company shall, so long as a Board Observer has been designated pursuant to this Section 6.6, provide such Board Observer with (i) notice of all meetings of the board of directors that such Board Observer has a right to attend, (ii) all written materials delivered to the members of the board of directors for consideration at such meetings, and (iii) all proposed written consent actions provided to the board of directors (but not any committee thereof), in each case at the same time such notice and information is delivered to the members of the board of directors; provided that (A) the Company shall not be required to allow any Board Observer to attend any meeting of the board of directors or to provide any Board Observer with any notices, information or other materials pursuant to this Section 6.6 until such Board Observer and the relevant designating Investor Group have entered into confidentiality agreements with the Company with respect thereto, in form and substance to be agreed upon between the Company and such Investor Group as soon as reasonably practicable following the later of the date hereof or the date of a Board Observer designation (such agreements not to include any “cleansing” or similar provision requiring the Company to publicly disclose any non-public information) and (B) each Investor Group designating a Board Observer will, and will cause such Board Observer to, abide by any confidentiality or trading policies to which directors and/or officers of the Company, and the designating Investor Group, if applicable, are subject.

(b) Notwithstanding the foregoing, the Company has the right to withhold any notice or information from any Board Observer and to exclude any Board Observer from any meeting or portion thereof (1) to protect the attorney-client privilege between the Company and its counsel and/or the confidentiality of litigation, intellectual property, trade secret or other especially sensitive business information (including, without limitation, to ensure compliance with confidentiality undertakings under applicable law or contracts with third parties), (2) in cases where there may be a conflict of interest between the Company and the applicable Investor Group or any of its Affiliates or (3) to the extent the Company’s board of directors otherwise determines, in its sole discretion, to be in the best interests of the Company.

(c) The rights of an Investor Group to designate a Board Observer pursuant to this Section 6.6 shall (i) terminate on the first anniversary of the Effective Date (unless extended by the board of directors of the Company in its sole discretion), (ii) be suspended for any period of time during which a representative designated by such Investor Group to be elected or appointed to the Company’s board of directors, or an Affiliate of such Investor Group, serves as a member of the Company’s board of directors and (iii) be subject to such additional requirements, conditions and procedures as the Company’s board of directors may from time to time determine, in its sole discretion, to be necessary or appropriate.

(d) For purposes of this Section 6.6, (i) the term “GSO Group” collectively refers to GSO Special Situations Fund LP, GSO Special Situations Overseas Master Fund Ltd., GSO Credit-A Partners LP, GSO Palmetto Opportunistic Investment Partners LP, FS Investment Corporation, Locust Street Funding LLC, FS Investment Corporation II and their respective Affiliates that are Stockholders, (ii) the term “BlueMountain Group” collectively refers to BlueMountain Credit Alternatives Master Fund L.P., BlueMountain Credit Opportunities Master Fund I L.P., BlueMountain Timberline Ltd., BlueMountain Strategic Credit Master Fund L.P., BlueMountain Kicking Horse Fund L.P., BlueMountain Long/Short Credit Master Fund L.P., BlueMountain Distressed Master Fund L.P., BlueMountain Montenvers Master Fund SCA SICAV-SIF, BlueMountain Long/Short Credit and Distressed Reflection Fund P.L.C. and their respective Affiliates that are Stockholders, (iii) the term “Karfunkel” collectively refers to George Karfunkel and his Affiliates that are Stockholders, (iv) the term “United Equities Group” collectively refers to United Equities Commodities Company, Momar Corporation and their respective Affiliates that are Stockholders, and (v) the term “Contrarian Group” collectively refers to Contrarian Funds, LLC and its Affiliates that are Stockholders. Notwithstanding anything in this Agreement to the contrary, the rights of each Investor Group pursuant to this Section 6.6 shall be personal to such Investor Group and cannot be assigned or otherwise transferred by such Investor Group to any other person under any circumstances. Any purported assignment or transfer by any Investor Group of any right provided in this Section 6.6 shall be null and void ab initio and shall have no effect.

ARTICLE VII

MISCELLANEOUS

7.1 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, fax or air courier guaranteeing delivery:

(a)	If to the Company, to:

Eastman Kodak Company

343 State Street

Rochester, New York 14650-0218

Attention:	General Counsel
Fax:	(585) 724-1089

or to such other person or address as the Company shall furnish to the Stockholders in writing;

(b)	If to a Stockholder, to the address set forth with respect to such Stockholder on Schedule 2 or to such other person or address as such Stockholder shall furnish to the Company and the other Stockholders in writing.

All such notices, requests, demands and other communications shall be deemed to have been duly given: at the time of delivery by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed domestically in the United States (and seven business days if mailed internationally); when answered back, if telexed; when receipt acknowledged, if telecopied; and on the business day for which delivery is guaranteed, if timely delivered to an air courier guaranteeing such delivery.

7.2 Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7.4 Consent to Jurisdiction and Service of Process. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York located in New York County and the courts of the United States of America located in the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

7.5 Waiver of Jury Trial. Each of the parties to this Agreement hereby unconditionally agrees to waive, to the fullest extent permitted by applicable law, its respective rights to a jury trial of any claim or cause of action (whether based on contract, tort or otherwise) based upon, arising out of or relating to this Agreement or the transactions contemplated hereby. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto: (i) acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings, (ii) acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not in the event of any action or proceeding, seek to enforce the foregoing waiver and (iii) warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.5 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT

AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

7.6 Remedies. Each party to this Agreement, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and each party hereto agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

7.7 Amendments. This Agreement may be amended only by an instrument in writing executed by the Company and Stockholders holding at least 66 2/3% of the Registrable Securities collectively held by them. Any such amendment will apply to all Stockholders equally, without distinguishing between them.

7.8 Arm’s Length Agreement. Each of the parties to this Agreement agrees and acknowledges that this Agreement has been negotiated in good faith, at arm’s length, and not by any means prohibited by law.

7.9 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby. The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any of the shares of Common Stock granted under any other agreement, and any of such preexisting registration rights are hereby terminated. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Stockholders in this Agreement.

7.10 Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

7.11 Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[signature pages follow]

So agreed:

EASTMAN KODAK COMPANY

By:
Name:
Title:

GSO SPECIAL SITUATIONS FUND LP

By:	GSO Capital Partners LP, its investment advisor

By:
Name:
Title:

GSO SPECIAL SITUATIONS OVERSEAS MASTER FUND LTD.

By:	GSO Capital Partners LP, its investment advisor

By:
Name:
Title:

GSO CREDIT-A PARTNERS LP

By:	GSO Capital Partners LP, its Investment Manager

By:
Name:
Title:

GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP

By:	GSO Capital Partners LP, its Investment Manager

By:
Name:
Title:

FS INVESTMENT CORPORATION

By:	GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

By:
Name:
Title:

LOCUST STREET FUNDING LLC

By:	FS Investment Corporation, as Sole Member

By:	GSO / Blackstone Debt Funds Management LLC, as Sub-Advisor

By:
Name:
Title:

FS INVESTMENT CORPORATION II

By:	GSO / Blackstone Debt Funds Management LLC, as Sub-Advisor

By:
Name:
Title:

BLUEMOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:
Name:
Title:

BLUEMOUNTAIN CREDIT OPPORTUNITIES MASTER FUND I L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:
Name:
Title:

BLUEMOUNTAIN TIMBERLINE LTD.

By:	BlueMountain Capital Management, LLC, its investment manager

By:
Name:
Title:

BLUEMOUNTAIN STRATEGIC CREDIT MASTER FUND L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:
Name:
Title:

BLUEMOUNTAIN KICKING HORSE FUND L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:
Name:
Title:

BLUEMOUNTAIN LONG/SHORT CREDIT MASTER FUND L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:
Name:
Title:

BLUEMOUNTAIN DISTRESSED MASTER FUND L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:
Name:
Title:

BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICAV-SIF

By:	BlueMountain Capital Management, LLC, its investment manager

By:
Name:
Title:

BLUEMOUNTAIN LONG/SHORT CREDIT AND DISTRESSED REFLECTION FUND P.L.C., A SUB-FUND OF AAI BLUEMOUNTAIN FUND P.L.C.

By:	BlueMountain Capital Management, LLC, its investment manager

By:
Name:
Title:

GEORGE KARFUNKEL
126 East 56th Street, 15th Floor
New York, New York 10022

By:

Notarized By:

UNITED EQUITIES COMMODITIES COMPANY

By:
Name:
Title:

MOMAR CORPORATION

By:
Name:
Title:

CONTRARIAN FUNDS, LLC

By:	Contrarian Capital Management, LLC as its manager

By:
Name:
Title:

SL TRADE CLAIM I LLC

By:
Name:
Title:

SERENGETI LYCAON MM LP

By:
Name:
Title:

SERENGETI OPPORTUNITIES MM LP

By:
Name:
Title:

RAPAX OC MASTER FUND, LTD.

By:
Name:
Title:

Schedule 1

Stockholders

GSO Special Situations Fund LP

GSO Special Situations Overseas Master Fund Ltd.

GSO Credit-A Partners LP

GSO Palmetto Opportunistic Investment Partners LP

FS Investment Corporation

Locust Street Funding LLC

FS Investment Corporation II

BlueMountain Credit Alternatives Master Fund L.P.

BlueMountain Credit Opportunities Master Fund I L.P.

BlueMountain Timberline Ltd.

BlueMountain Strategic Credit Master Fund L.P.

BlueMountain Kicking Horse Fund L.P.

BlueMountain Long/Short Credit Master Fund L.P.

BlueMountain Distressed Master Fund L.P.

BlueMountain Montenvers Master Fund SCA SICAV-SIF

BlueMountain Long/Short Credit and Distressed Reflection Fund P.L.C., a Sub-Fund of AAI BlueMountain Fund P.L.C.

George Karfunkel

United Equities Commodities Company

Momar Corporation

Contrarian Funds, LLC

SL Trade Claim LLC

Serengeti Lycaon MM LP

Serengeti Opportunities MM LP

Rapax OC Master Fund, Ltd.

Schedule 2

Stockholder Notice Addresses

If to GSO Capital Partners:

c/o GSO Capital Partners LP
345 Park Avenue, 31st Floor
New York, NY 10154

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:	Peter V. Pantaleo
Facsimile:	(212) 455-2502

If to BlueMountain Capital Management, LLC:

c/o BlueMountain Capital Management, LLC
280 Park Avenue, 5th Floor East
New York, NY 10017
Attn: General Counsel

with a copy to LegalNotices@bluemountaincapital.com

and a copy (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention:	Thomas Moers Mayer and John Bessonette
Facsimile:	(212) 715-8000

If to George Karfunkel:

George Karfunkel
126 East 56th Street, 15th Floor
New York, New York 10022

with a copy (which shall not constitute notice) to:

Kasowitz Benson Torres & Friedman LLP
1633 Broadway
New York, New York 10019
Attention:	Adam L. Shiff
Facsimile:	(212) 506-1800

If to United Equities Commodities Company:

United Equities Commodities Company
160 Broadway
New York, New York 10038
Attn:	Moses Marx

Momar Corporation
160 Broadway
New York, New York 10038
Attn:	Moses Marx

with a copy (which shall not constitute notice) to:

Kasowitz Benson Torres & Friedman LLP
1633 Broadway
New York, New York 10019
Attention:	Adam L. Shiff
Facsimile:	(212) 506-1800

If to Contrarian Capital Management, LLC:

Contrarian Capital Management LLC
411 West Putnam Avenue, Suite 425
Greenwich, CT 06830

with a copy (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention:	Thomas Moers Mayer and John Bessonette
Facsimile:	(212) 715-8000

If to Serengeti Asset Management LP

Serengeti Asset Management LP
632 Broadway, 12th Floor
New York, NY 10012

With a copy (which shall not constitute notice) to:

Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Attention:	Michael Greenblatt
Facsimile:	(212) 839-5599